                                                                   EXHIBIT 10.20



                          LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                              SILICON VALLEY BANK,

                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION

                                      AND

                                VTEL CORPORATION

                               TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----
R E C I T A L S                                                                                        1

AGREEMENT                                                                                              1

1.       DEFINITIONS AND CONSTRUCTION                                                                  1
         1.1     Definitions.                                                                          1
         1.2     Accounting and Other Terms.                                                          10

2.       LOAN AND TERMS OF PAYMENT                                                                    10
         2.1     Credit Extensions.                                                                   10
                 2.1.1    Advances.                                                                   10
                 2.1.2    Letters of Credit.                                                          11
                 2.1.3    Foreign Exchange Contract; Foreign Exchange Settlements.                    12
                 2.1.4    Commitment to Make Term Loan.                                               14
         2.2     Overadvances.                                                                        14
         2.3     Interest Rates, Payments, and Calculations.                                          14
         2.4     Crediting Payments.                                                                  17
         2.5     Fees.                                                                                17
         2.6     Additional Costs.                                                                    18
         2.7     Term.                                                                                18

3.       CONDITIONS OF LOANS                                                                          19
         3.1     Conditions Precedent to Initial Credit Extension.                                    19
         3.2     Conditions Precedent to all Credit Extensions.                                       19

4.       CREATION OF SECURITY INTEREST                                                                20
         4.1     Grant of Security Interest.                                                          20
         4.2     Delivery of Additional Documentation Required.                                       20
         4.3     Right to Inspect.                                                                    20
         4.4     Single Loan.                                                                         21

5.       REPRESENTATIONS AND WARRANTIES                                                               21
         5.1     Due Organization and Qualification.                                                  21
         5.2     Due Authorization; No Conflict.                                                      21
         5.3     No Prior Encumbrances.                                                               21
         5.4     Bona Fide Eligible Accounts.                                                         21
         5.5     Merchantable Inventory.                                                              21
         5.6     Name; Location of Chief Executive Office.                                            21
         5.7     Litigation.                                                                          22
         5.8     No Material Adverse Change in Financial Statements.                                  22
         5.9     Solvency.                                                                            22
         5.10    Regulatory Compliance.                                                               22
         5.11    Environmental Condition.                                                             22

         5.12    Taxes.                                                                               23
         5.13    Subsidiaries.                                                                        23
         5.14    Government Consents.                                                                 23
         5.15    Full Disclosure.                                                                     23

6.       AFFIRMATIVE COVENANTS                                                                        23
         6.1     Good Standing.                                                                       23
         6.2     Government Compliance.                                                               23
         6.3     Financial Statements, Reports, Certificates.                                         23
         6.4     Inventory; Returns.                                                                  24
         6.5     Taxes.                                                                               24
         6.6     Insurance.                                                                           25
         6.7     Quick Ratio.                                                                         25
         6.8     Debt-Tangible Net Worth Ratio.                                                       25
         6.9     Tangible Net Worth.                                                                  25
         6.10    Profitability.                                                                       25
         6.11    Debt-Service Coverage.                                                               26
         6.12    Further Assurances.                                                                  26

7.       NEGATIVE COVENANTS                                                                           26
         7.1     Dispositions.                                                                        26
         7.2     Changes in Business, Ownership,  Management, or Chief
                 Executive Office.                                                                    27
         7.3     Mergers or Acquisitions.                                                             27
         7.4     Indebtedness.                                                                        27
         7.5     Encumbrances.                                                                        27
         7.6     Distributions.                                                                       27
         7.7     Investments.                                                                         27
         7.8     Transactions with Affiliates.                                                        27
         7.9     Subordinated Debt.                                                                   28
         7.10    Inventory.                                                                           28
         7.11    Compliance.                                                                          28

8.       EVENTS OF DEFAULT                                                                            28
         8.1     Payment Default.                                                                     28
         8.2     Covenant Default.                                                                    28
         8.3     Material Adverse Change.                                                             29
         8.4     Attachment.                                                                          29
         8.5     Insolvency.                                                                          30
         8.6     Other Agreements.                                                                    30
         8.7     Subordinated Debt.                                                                   30
         8.8     Judgments.                                                                           30
         8.9     Misrepresentations.                                                                  30

9.       SERVICING AGENT'S AND LENDERS' RIGHTS AND
         REMEDIES                                                                                     30
         9.1     Rights and Remedies.                                                                 30
         9.2     Power of Attorney.                                                                   31
         9.3     Accounts Collection.                                                                 32

         9.4     Lenders' Expenses.                                                                   32
         9.5     Lenders' Liability for Collateral.                                                   32
         9.6     Remedies Cumulative.                                                                 33
         9.7     Demand; Protest.                                                                     33

10.      NOTICES                                                                                      33

11.      CHOICE OF LAW AND VENUE                                                                      34

12.      PARTICIPATION                                                                                34
         12.1    Participation Interest.                                                              34
         12.2    No Obligation.                                                                       34

13.      THE SERVICING AGENT                                                                          34
         13.1    Appointment, Powers and Immunities.                                                  34
         13.2    Representations and Warranties:  No Responsibility for Inspection.                   35
         13.3    Reliance by Servicing Agent.                                                         36
         13.4    Delegation of Duties.                                                                36
         13.5    Right to Indemnity.                                                                  37
         13.6    Resignation and Appointment of Successor Servicing Agent.                            37
         13.7    Conflicts.                                                                           37
         13.8    No Obligations of Borrower.                                                          37
         13.9    Amendments in Writing; Integration.                                                  38

14.      GENERAL PROVISIONS                                                                           39
         14.1    Successors and Assigns.                                                              39
         14.2    INDEMNIFICATION.                                                                     39
         14.3    Time of Essence.                                                                     39
         14.4    Severability of Provisions.                                                          39
         14.5    Counterparts.                                                                        39
         14.6    Survival.                                                                            39
         14.7    Confidentiality.                                                                     39
         14.8    WAIVER OF JURY TRIAL.                                                                40
         14.9    NOTICE OF FINAL AGREEMENT.                                                           40

                          LOAN AND SECURITY AGREEMENT

         This LOAN AND SECURITY AGREEMENT ("Agreement") is entered into as of December 4, 1997, by and among SILICON VALLEY BANK, a California-chartered bank on its own behalf ("SVB"), with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 9442 Capital of Texas Highway North, Arboretum Plaza One, Suite 130, Austin, Texas 78759, TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association ("TCB") with an address of 712 Main Street, Houston, Texas 77002 and an office at 700 Lavaca, P.O. Box 550, Austin, Texas 78789-0001 (each of SVB in its capacity as a lender, but not as an agent, and TCB individually a "Lender" and collectively "Lenders"), VTEL CORPORATION, a Delaware corporation ("Borrower"), with its principal place of business at 108 Wild Basin Road, Austin, Texas 78746 and SVB, as Servicing Agent for the Lenders ("Servicing Agent").


                                R E C I T A L S

         Borrower wishes to obtain credit from time to time from Lenders, and Lenders desire to extend credit to Borrower. This Agreement sets forth the terms on which Lenders will advance credit to Borrower, and Borrower will repay the amounts owing to Lenders.


                                   AGREEMENT

The parties agree as follows:

1.       DEFINITIONS AND CONSTRUCTION

         1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

         "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

         "Advance" or "Advances" means a loan advance under the Committed Revolving Line.

         "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, or any Person that controls or is controlled by or is under common control with such Person (whether by contract, ownership of voting securities or otherwise).

         "Borrower's Books" means all of Borrower's books and records including, without limitation: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

         "Borrowing Base" means an amount equal to eighty percent (80%) of Eligible Accounts, as determined with reference to the most recent Borrowing Base Certificate delivered by Borrower.

         "Business Day" means (i) any day that is not a Saturday, Sunday, or other day on which banks in the State of Texas or the State of California are authorized or required to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on any U.S. Dollar Advance which bears interest by reference to an interbank offering rate and any Advance made in a currency other than U.S. Dollars, any day which is a Business Day described in clause (i) and which is also a day on which commercial banks are open for international business (including dealings in the currency in which such Advance is denominated) in the location of the relevant interbank market and the place where such funds are to be paid or made available.

         "Closing Date" means the date of this Agreement.

         "Code" means the Uniform Commercial Code as in effect in the State of Texas from time to time.

         "Collateral" means the property described on Exhibit A attached hereto.

         "Commitment" means, with respect to each Lender and with respect to each credit facility hereunder, the amounts set forth in the Schedule and "Commitments" means, with respect to each Lender or each facility hereunder, as the case may be, all such amounts collectively, as each may be amended from time to time.

         "Commitment Percentage" means, as to any Lender, for any credit facility hereunder, the percentage equivalent of such Lender's Commitment for such facility divided by the aggregate amount of all Commitments under such facility.

         "Committed Revolving Line" means a credit extension of up to Twenty-Five Million and No/100 Dollars ($25,000,000.00).

         "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

         "Credit Extension" means each Advance, Letter of Credit (including all issued but undrawn and drawn but unreimbursed Letters of Credit), Term Loan, Exchange Contract, Foreign Exchange Reserve or any other extension of credit by Lenders for the benefit of Borrower hereunder.

         "Current Assets" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrower and its Subsidiaries as at such date.

         "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Credit Extensions made under this Agreement which according to GAAP would be considered current liabilities, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

         "Debt Service Coverage Ratio" means, as to Borrower and its Subsidiaries on a consolidated basis and for any period, the ratio of (a) Net Income after taxes for such period, plus (b) the aggregate amount which was deducted for such period in determining Net Income in respect of interest, depreciation and amortization, to the total of (x) the current portion of long-term debt determined in accordance with GAAP plus (y) interest expenses related thereto.

         "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Servicing Agent and Lenders set forth in
Section 5.4; provided, that standards of eligibility may be fixed and revised from time to time by Servicing Agent in its reasonable judgement upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Servicing Agent, on behalf of all Lenders, in writing, Eligible Accounts shall not include the following:

         (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

         (b) Accounts with respect to an account debtor, fifty percent (50%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

         (c) Accounts with respect to an account debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Servicing Agent and all Lenders;

         (d) Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

         (e) Accounts with respect to which the account debtor is (a) the United States government or any department, agency, or instrumentality thereof, or (b) a state or local governmental entity or any department, agency, or instrumentality thereof which requires compliance with such state's or local governmental entity's laws with respect to the assignment of claims or accounts receivable in order for Servicing Agent to obtain a valid, perfected, first-priority security interest in such account; provided, however, upon compliance with such laws and the valid assignment of such account, such account shall be an Eligible Account;

         (f) Accounts which are the subject of any dispute or which could reasonably be deemed to result in set-off but only to the extent of the amount in dispute or subject to set-off;

         (g) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional sometimes referred to as "contra" accounts;

         (h) Accounts with respect to which the account debtor is an Affiliate, officer, employee, or agent of Borrower;

         (i) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Servicing Agent believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

         (j) Accounts the collection of which Servicing Agent in good faith reasonably determines after reasonable inquiry to be doubtful by reason of the account debtor's financial condition.

         "Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that are: (1) covered by credit insurance in form and amount, and by an insurer satisfactory to Servicing Agent less the amount of any deductible(s) which may be or become owing thereon; or (2) supported by one or more letters of credit either advised or negotiated through Servicing Agent or in favor of Servicing Agent as beneficiary, in an amount and of a tenor, and issued by a financial institution, acceptable to Servicing Agent; or (3) that Lenders approve on a case-by-case basis.

         "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

         "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

         "Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States.

         "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

         "Guarantor" means any present or future guarantor of the Obligations.

         "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including, without limitation, reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

         "Insolvency Proceeding" means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

         "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above.

         "Investment" means any beneficial ownership (including stock, partnership interest or other securities) of any Person, or any loan, advance or capital contribution to any Person.

         "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

         "Lenders' Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred by the Servicing Agent, SVB, and TCB, or any one or more of them in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Servicing Agent's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, (including fees and expenses of appeal or review, or those incurred in any Insolvency Proceeding) whether or not suit is brought; provided, however, the fees and expenses of Servicing Agent's or any Lender's attorneys incurred in connection with the preparation and negotiation of the Loan Documents and the initial closing hereunder shall be limited to Twenty Thousand and No/100 Dollars ($20,000.00).

         "Letter of Credit" means a letter of credit or similar undertaking issued by Issuing Lender pursuant to Section 2.1.2.

         "Letter of Credit Reserve" has the meaning set forth in Section 2.1.2.

         "LIBOR Supplement" means the LIBOR Supplement to Agreement by and among Lenders, Borrower and Servicing Agent dated as of the date hereof.

         "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "Loan Documents" means, collectively, this Agreement, any note or notes that may be executed by Borrower in favor of Servicing Agent or any Lender pursuant to this Agreement, and any other present or future agreement entered into by and among Borrower and/or for the benefit of all of the Lenders in connection with this Agreement, all as amended, extended or restated from time to time.

         "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

         "Maximum Lawful Rate" means the maximum rate of interest and the term "Maximum Lawful Amount" means the maximum amount of interest that are permissible under applicable state or federal law for the type of loan evidenced by the Loan Documents. If the Maximum Lawful Rate is increased by statute or other governmental action subsequent to the date of this Agreement, then the new Maximum Lawful Rate shall be applicable to the payments provided for hereunder from the effective date thereof, unless otherwise prohibited by applicable law.

         "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper.

         "Net Income" means, as to Borrower and its Subsidiaries on a consolidated basis and for any period, the net income (or loss) after tax for such period without giving effect to any extraordinary gain or gains or loss or losses on the sale of non-current assets owned by Borrower and its Subsidiaries, as determined in accordance with GAAP. For purposes of the foregoing sentence and notwithstanding anything herein to the contrary, non-current assets shall not include, in any event, long term notes or receivables.

         "Obligations" means all debt, principal, interest, Lenders' Expenses and other amounts owed to Lenders or Servicing Agent by Borrower pursuant to this Agreement or any other Loan Document, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that all of the Lenders or Servicing Agent may have obtained by assignment or otherwise.

         "Other Obligor" shall mean any entity or individual, including without limitation any Guarantor, who (i) is obligated to pay any Credit Extension, or
(ii) otherwise is or becomes obligated to pay any Credit Extension (for example, as cosigner or guarantor), or (iii) has pledged property as security for payment of any Credit Extension.

         "Payment Date" means the fifteenth (15th) calendar day of each month commencing on the first such date after the Closing Date and ending on the Revolving Maturity Date or, if Borrower elects to convert the Advances into the Term Loan, the Term Loan Maturity Date.

         "Permitted Indebtedness" means:

         (a) Indebtedness of Borrower in favor of Lenders or Servicing Agent (but not SVB or TCB individually in its capacity as a lender) arising under this Agreement or any other Loan Document;

         (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

         (c)     Subordinated Debt;

         (d) Indebtedness to trade creditors incurred in the ordinary course of business;

         (e)     Indebtedness secured by Permitted Liens;

         (f) Capital lease obligations incurred in the ordinary course of business;

         (g) Letters of Credit entered into in the ordinary course of business;

         (h)     Research and development funding advanced by third parties;

         (i) Indebtedness incurred pursuant to a Receivables Purchase Agreement between Borrower and RBC Trade Finance (USA) Inc. ("RBC") aggregating in excess of not more than Ten Million and No/100 Dollars ($10,000,000.00) in connection with the RBC facility ("RBC Indebtedness"); and

         (j) Extensions of any of items (a) through (h) above, provided that with respect to the items set forth in (b) through (h) above, the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower.

         "Permitted Investment" means:

         (a) Investments existing on the Closing Date disclosed in the Schedule;

         (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any State or any agency or instrumentality thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than two (2) years from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than two (2) years from the date of investment therein issued by SVB or TCB and (iv) Investments consistent with Borrower's January 18, 1996 Cash Portfolio Investment Policy;

         (c) Other Investments aggregating in excess of not more than One Million and No/100 Dollars ($1,000,000.00) at any one time; and

         (d)     Investments by Borrower in any Subsidiary of Borrower.

         "Permitted Liens" means the following:

         (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

         (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and as to which adequate reserves are maintained on Borrower's Books in accordance with GAAP;

         (c) Liens (i) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or Indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

         (d) Liens incidental to the conduct of business or the ownership of properties and assets (including warehousemen's and attorneys' liens and statutory landlords' liens) and deposits, pledges or Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, (i) is being contested in good faith by appropriate actions or proceedings, (ii) adequate reserves therefor have been set-up on the financial statements of Borrower in accordance with GAAP and (iii) such Liens shall not cause interference in any material respect with the ordinary conduct of the business of Borrower;

         (e) Presently existing Liens granted and created pursuant to the terms of the RBC Indebtedness; and

         (f) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase.

         "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

         "Prime Rate" means the variable rate of interest, per annum, quoted in The Wall Street Journal, under the section "Money Rates" as the "Prime Rate", which may rate not be the lowest, best or most favorable rate of interest which SVB, TCB, or any other Lender may charge on loans to its customers. In the event that more than one prime rate is quoted in The Wall Street Journal, the highest quoted prime rate will be used as the Prime Rate. If The Wall Street Journal ceases publication or if it ceases quoting or publishing the "prime rate", Servicing Agent on behalf of Lenders will choose a new reference or index which is based upon comparable information (that is, an average of leading money center banks' prime rates).

         "Quick Assets" means, as of any applicable date, the consolidated cash, cash equivalents, accounts receivable, and investments with maturities not to exceed two (2) years, of Borrower, all as determined in accordance with GAAP.

         "Requisite Lenders" means, at any time, Lenders then holding at least sixty-six and two-thirds percent (66 _%) of the then aggregate unpaid principal amount of all Advances then outstanding or, if no Advances are then outstanding, Lenders then having at least sixty-six and two-thirds percent (66 _%) of the aggregate Commitments; provided, that in the event there shall be only two Lenders, both of such Lenders.

         "Responsible Officer" means each of the Chief Executive Officer, the President, the Chief Financial Officer and the Assistant Treasurer of Borrower.

         "Revolving Maturity Date" means December 3, 1999.

         "Schedule" means the schedule of exceptions attached hereto, if any.

         "Servicing Agent" means SVB, not in its individual capacity, but solely in its capacity as agent for certain loan servicing functions, on behalf of and for the benefit of Lenders, and any successor agent, all as may be requested by the Lenders, unanimously, from time to time.

         "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Lenders and Servicing Agent on terms acceptable to Requisite Lenders and Servicing Agent (and identified as being such by Borrower and the Requisite Lenders).

         "Subsidiary" means with respect to any Person, any corporation, partnership, company, association, joint venture, or any other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

         "Tangible Net Worth" means as of any applicable date, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses, except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities.

         "Term Loan" means a credit extension of up to Twenty-Five Million and No/100 Dollars ($25,000,000.00), made pursuant to Section 2.1.4.

         "Term Loan Maturity Date" means December 2, 2001.

         "Total Liabilities" means as of any applicable date, any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP, be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

         1.2 Accounting and Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations and determinations made hereunder shall be made in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. The terms "including" and "includes" shall always be read as meaning "including (or includes) without limitation", when used herein or in any other Loan Document.

2.       LOAN AND TERMS OF PAYMENT

         2.1 Credit Extensions. In accordance with the terms hereof, Borrower promises to pay to Servicing Agent for the account of each Lender, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Servicing Agent and Lenders to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Advances at rates and at times in accordance with the terms hereof.

                 2.1.1 Advances. (a) Subject to and upon the terms and conditions of this Agreement, and in reliance upon the representations and warranties of Borrower set forth herein, each Lender severally agrees to make its Commitment Percentage of Advances to Borrower up to the amount of the Committed Revolving Line; provided that the aggregate outstanding amount shall not exceed at any one time (i) the lesser of the Committed Revolving Line and the Borrowing Base, minus (ii) the then outstanding principal balance of all Credit Extensions; provided, that Credit Extensions to Borrower under the Committed Revolving Line of up to and including Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00) shall be made at any time and from time to time without reference to the Borrowing Base. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1.1 may be repaid and reborrowed at any time during the term of this Agreement.

                 (b)  Subject to Borrower's conversion option as set forth in
Section 2.1.4, the Committed Revolving Line shall terminate on the Revolving Maturity Date, at which time all Advances under this Section 2.1.1 and other amounts due under this Agreement (except as otherwise expressly specified herein) shall be immediately due and payable.

                 (c) To evidence the Credit Extensions, Borrower shall execute and deliver to each Lender a note ("Revolving Note") in the form of Exhibit E attached hereto.

                 2.1.2    Letters of Credit.

                 (a) Subject to the terms and conditions of this Agreement, from the date hereof through the Business Day immediately prior to the Revolving Maturity Date, Lenders agree to issue or cause to be issued Letters of Credit for the account of Borrower in an aggregate outstanding face amount not to exceed (i) the lesser of the Committed Revolving Line and the Borrowing Base minus (ii) the then outstanding principal balance of all Credit Extensions; provided that the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) shall not in any event exceed Ten Million and No/100 Dollars ($10,000,000.00) in the aggregate at any time; provided further that Credit Extensions to Borrower under the Committed Revolving Line of up to and including Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00) shall be made at any time and from time to time without reference to the Borrowing Base. For purposes of this Agreement, the amount outstanding under a Letter of Credit shall include the face amount of such Letter of Credit, whether such Letter of Credit is issued but undrawn or drawn but unreimbursed, and any Letter of Credit Reserve relating thereto. Each Letter of Credit shall have an expiry date no later than the Revolving Maturity Date. All Letters of Credit shall be, in form and substance, acceptable to the Lender issuing the Letter of Credit (the "Issuing Lender") and the other Lenders and shall be subject to the terms and conditions of the Issuing Lender's form of standard application and letter of credit agreement, which shall provide, in addition to an administrative fee of not more than one-sixteenth of one percent (0.0625%) of the face amount of the Letter of Credit payable to Issuing Lender only, for a Letter of Credit fee of not more than four-tenths of one percent (0.40%) of the face amount of the Letter of Credit payable to Servicing Agent, on behalf of the Issuing Lender and the other Lenders, as more fully set forth in such Letter of Credit Agreement.
Each Lender agrees that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any document expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. NEITHER THE ISSUING LENDER NOR ANY OF ITS AFFILIATES, CORRESPONDENTS, PARTICIPANTS OR ASSIGNEES, NOR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS OR EMPLOYEES, SHALL BE LIABLE TO ANY OTHER LENDER FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN UNLESS SUCH ACTION OR OMISSION CONSTITUTES GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                 (b) The obligation of Borrower to immediately reimburse the Issuing Lender for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, the letter of credit agreement and such Letters of Credit, under all circumstances whatsoever. BORROWER SHALL INDEMNIFY, DEFEND, PROTECT, AND HOLD SERVICING AGENT AND EACH LENDER HARMLESS FROM ANY AND ALL LOSS, COST, EXPENSE OR LIABILITY, INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES, ARISING OUT OF OR IN CONNECTION WITH ANY LETTERS OF CREDIT, OTHER THAN SUCH LOSSES, COSTS, EXPENSES OR LIABILITIES BASED UPON OR ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE SERVICING AGENT OR SUCH LENDER.

                 (c) Borrower may request that Issuing Lender issue a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, the Issuing Lender shall notify Lenders and Lenders shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in Austin, Texas for sales of that other currency for cable transfer to the country of which it is the currency.

                 (d) Upon the issuance by any Lender of any Letter of Credit payable in a currency other than United States Dollars, such Lender shall create a reserve under the Committed Revolving Line for Letters of Credit ("Letter of Credit Reserve") against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such Letter of Credit. The amount of such reserve may be amended by Lender from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Revolving Line shall be reduced by the amount of such reserve for so long as such Letter of Credit remains outstanding.

                 2.1.3    Foreign Exchange Contract; Foreign Exchange
                          Settlements.

                 (a) Subject to the terms of this Agreement, Borrower may enter into foreign exchange contracts not to exceed in any event Ten Million and No/100 Dollars ($10,000,000.00) in the aggregate at any time ("Contract Limit"), pursuant to which Lenders shall sell to or purchase from Borrower foreign currency on a spot or future basis ("Exchange Contracts"). Borrower shall not request any Exchange Contracts at any time it is out of compliance with any of the provisions of this Agreement. All Exchange Contracts must provide for delivery of settlement on or before the Revolving Maturity Date. The amount available under the Committed Revolving Line at any time shall be reduced by the following amounts ("Foreign Exchange Reserve") on any given day (the "Determination Date"): (i) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed more than two Business Days after the Determination Date, ten percent (10%) of the gross amount of the Exchange Contracts; plus (ii) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed within two Business Days after the Determination Date, one hundred percent (100%) of the gross amount of the Exchange Contracts.

                 (b) Lender may, in its discretion, terminate the Exchange Contracts at any time (a) that an Event of Default occurs and is continuing or
(b) that there is not sufficient availability under the Committed Revolving Line and Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve.
If Lender terminates the Exchange Contracts, and without limitation of any applicable indemnities, Borrower agrees to reimburse Lender for any and all fees, costs and expenses relating thereto or arising in connection therewith.

                 (c) Borrower shall not permit the total gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed on any one (1) Business Day to be more than Two Million and No/100 Dollars ($2,000,000.00) ("Settlement Limit") nor shall Borrower permit the total gross amount of all Exchange Contracts to which Borrower is a party, outstanding at any one time, to exceed the lesser of the (i) Contract Limit and
(ii) lesser of (A) the Committed Revolving Line minus all outstanding Credit Extensions and (B) the Borrowing Base minus all outstanding Credit Extensions. Notwithstanding the above, however, the amount which may be settled on any one
(1) Business Day may be increased above the Settlement Limit up to, but in no event to exceed, the amount of the Contract Limit under either of the following circumstances:

                          (i) if there is sufficient availability under the Committed Revolving Line in the amount of the Foreign Exchange Reserve as of each Determination Date, provided that Servicing Agent or Lenders in advance shall reserve the full amount of the Foreign Exchange Reserve against the Committed Revolving Line; or

                          (ii) if there is insufficient availability under the Committed Revolving Line, as to settlements on any one (1) Business Day, provided that Servicing Agent or Lenders, in their sole discretion, may: (A) verify good funds overseas prior to crediting Borrower's deposit account with Lender (in the case of Borrower's sale of foreign currency); or (B) debit Borrower's deposit account with Lender prior to delivering foreign currency overseas (in the case of Borrower's purchase of foreign currency).

                 (d) In the case of Borrower's purchase of foreign currency, Borrower in advance shall instruct Servicing Agent or Lenders upon settlement either to treat the settlement amount as an Advance under the Committed Revolving Line, or to debit Borrower's account for the amount settled.

                 (e) Borrower shall execute all standard form applications and agreements of Lender in connection with the Exchange Contracts and, without limiting any of the terms of such applications and agreements, Borrower will pay all standard fees and charges of Lender in connection with the Exchange Contracts.

                 (f) WITHOUT LIMITING ANY OF THE OTHER TERMS OF THIS AGREEMENT OR ANY SUCH STANDARD FORM APPLICATIONS AND AGREEMENT OF LENDERS OR SERVICING AGENT, BORROWER AGREES TO INDEMNIFY LENDERS AND SERVICING AGENT AND HOLD THEM HARMLESS, FROM AND AGAINST ANY AND ALL CLAIMS, DEBTS, LIABILITIES, DEMANDS, OBLIGATIONS, ACTIONS, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES OF COUNSEL OF LENDERS' CHOICE), OF EVERY NATURE AND DESCRIPTION WHICH IT MAY SUSTAIN OR INCUR, BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING

TO ANY OF THE EXCHANGE CONTRACTS OR ANY TRANSACTIONS RELATING THERETO OR CONTEMPLATED THEREBY OTHER THAN SUCH LOSSES, COSTS, EXPENSES OR LIABILITIES BASED UPON OR ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE SERVICING AGENT OR SUCH LENDER.

                 2.1.4    Commitment to Make Term Loan.

                 (a) Provided that no Event of Default has occurred and is continuing, or would occur upon conversion of the Advances into the Term Loan, and upon payment in full of all accrued interest on all Advances then outstanding, Borrower may elect to convert, on the Revolving Maturity Date, the entire outstanding principal balance of the Advances into a term loan ("Term Loan") subject to the terms and conditions of this Section 2.1.4. The effective date of such conversion shall be the Revolving Maturity Date, after which Lenders shall have no further obligation to make any Credit Extensions to Borrower. Borrower shall notify Servicing Agent in writing at least thirty
(30) days prior to the Revolving Maturity Date of its election to convert the principal amount of the Advances into a Term Loan. If Borrower elects to convert the Advances into a Term Loan on the Revolving Maturity Date, the Term Loan shall be payable as set forth below. The Term Loan and all repayments of principal with respect thereto shall be evidenced by notations made by the Servicing Agent in its books and records regarding the date, amount and maturity of the Term Loan, and the amount of each payment of principal made by Borrower with respect thereto; provided, the failure by the Servicing Agent to make such notation shall not limit or otherwise affect the obligations of Borrower with respect to repayments of principal or payments of interest on the Term Loan. The aggregate unpaid amount of the Term Loan set forth in the books and records of the Lenders shall, in the absence of manifest error, be presumptive evidence of the principal amount owing and unpaid under the Term Loan.

                 (b) The Term Loan shall bear interest at a rate equal to the Prime Rate or the rate specified in the LIBOR Supplement, subject to
Section 2.3(b). All amounts due under the Term Loan shall be due and payable on the Term Loan Maturity Date. Commencing on the first Payment Date after the Revolving Maturity Date, Borrower shall pay, in addition to payment of all accrued and unpaid interest on the Term Loan, monthly installments of outstanding principal equal to 1/24th of the original principal amount of the Term Loan.

                 (c) The Term Loan shall be evidenced by a term note in favor of each Lender in the form of Exhibit F attached hereto ("Term Note").

         2.2 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower pursuant to Section 2.1.1, 2.1.2 and 2.1.3 of this Agreement is greater than $7,500,000.00 and is greater than the lesser of
(i) the Committed Revolving Line and (ii) the Borrowing Base, Borrower shall immediately pay to Servicing Agent, in cash, the amount of such excess.

         2.3     Interest Rates, Payments, and Calculations.

         (a) LIBOR Option/Interest Rate. Except as set forth in Section 2.3(b), any and all Advances and amounts due under the Term Loan shall bear interest, on the average daily balance thereof, at a per annum rate equal to, at Borrower's option and subject to the terms hereof, the Prime Rate or the rate specified in the LIBOR Supplement.

         (b) Default Rate. All Obligations shall bear interest, from and after the occurrence of an Event of Default, at the "Default Interest Rate." The Default Interest Rate shall be the interest rate applicable immediately prior to the occurrence of the Event of Default plus five (5) percentage points but in no event more than the Maximum Lawful Rate or at a rate that would cause the total interest contracted for, charged or received by Lenders to exceed the Maximum Lawful Amount.

         (c) Payments. Interest hereunder shall be due and payable on each Payment Date. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

         (d)     Computation.

                 (i) Changes. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate.

                 (ii) Spreading of Interest. Because of the possibility of irregular periodic balances of principal, the fluctuating nature of the interest rate, or premature payment, the total interest that will accrue under this Agreement cannot be determined in advance. Lenders do not intend to contract for, charge or receive more than the Maximum Lawful Rate or Maximum Lawful Amount permitted by applicable state or federal law, and to prevent such an occurrence Lenders and Servicing Agent and Borrower agree that all amounts of interest, whenever contracted for, charged or received by Lenders or Servicing Agent, with respect to the loan of money evidenced by the Loan Documents, shall be spread, prorated or allocated over the full period of time the Obligations are unpaid, including the period of any renewal or extension thereof. If the maturity of the Obligations is accelerated for any reason whether as a result of a lawsuit or an Event of Default or otherwise prior to the full stated term, the total amount of interest contracted for, charged or received to the time of such demand shall be spread, prorated or allocated along with any interest thereafter accruing over the full period of time that the Obligations thereafter remain unpaid for the purpose of determining if such interest exceeds the Maximum Lawful Amount.

                 (iii) Excess Interest. At maturity (whether by acceleration or otherwise) or on earlier final payment of the Obligations, Lenders shall compute the total amount of interest that has been contracted for, charged or received by Lenders or payable by Borrower hereunder and compare such amount to the Maximum Lawful Amount that could have been contracted for, charged or received by
         Lenders.   If such computation reflects that the total amount of
         interest that has been contracted for, charged or received by Lenders or payable by Borrower exceeds the Maximum Lawful Amount, then Lenders shall apply such excess to the reduction of the principal balance and not to the payment of interest; or if such excess interest exceeds the unpaid principal balance, such excess shall be refunded to Borrower. This provision concerning the crediting or refund of excess interest shall control and take precedence over all other agreements between Borrower and Lenders so that under no circumstances shall the total interest contracted for, charged or received by Lenders exceed the Maximum Lawful Amount.

                 (iv) Daily Computation of Interest. To the extent permitted by applicable law, the Lenders at their option may either
         (i) calculate the per diem interest rate or amount based on the actual number of days in the year (365 or 366, as the case may be), and charge that per diem interest rate or amount each day, or (ii) calculate the per diem interest rate or amount as if each year has only 360 days, and charge that per diem interest rate or amount each day for the actual number of days of the year (365 or 366 as the case may be). If the Loan Documents call for monthly payments, the Lenders at their option may determine the payment amount based on the assumption that each year has only 360 days and each month has 30 days. In no event shall Lenders compute the interest in a manner that would cause Lenders to contract for, charge or receive interest that would exceed the Maximum Lawful Rate or the Maximum Lawful Amount.
         The foregoing notwithstanding, all Lenders shall calculate per diem interest in the same manner at all times, and in no event shall the method of daily computation of interest vary between or among any of the Lenders.

                 (v)      Revolving Loan Accounts and Usury Ceiling.   In no
         event shall Chapter 346 of the Texas Finance Code, as supplemented by the Texas Credit Title ("Texas Finance Code") (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Agreement or Borrower's payment obligations hereunder. To the extent that Chapter 303 of the Texas Finance Code, is applicable to this Agreement, the "weekly ceiling" specified in such Chapter 303 is the applicable ceiling; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

         (e) Borrowing Procedures. Whenever Borrower desires a Credit Extension, Borrower will notify Servicing Agent by facsimile transmission or telephone no later than 1:00 p.m. Central time, one (1) Business Day before the Business Day on which a Prime Rate Credit Extension is to be made and 2:00 p.m. Central Time on the Business Day that is three (3) Business Days prior to the Business Day a LIBOR Rate Credit Extension is to be made. Servicing Agent shall promptly deliver such notice to the Lenders. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto or a LIBOR Rate Advance Form as attached to the LIBOR Supplement. Servicing Agent is authorized to make Advances under this Agreement or under the LIBOR Supplement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Servicing Agent's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Servicing Agent and Lenders shall be entitled to rely on any telephonic notice given by a person whom Servicing Agent or Lenders reasonably believe to be a Responsible Officer or a designee thereof, and BORROWER SHALL INDEMNIFY AND HOLD SERVICING AGENT AND THE LENDERS HARMLESS FROM AND AGAINST ANY DAMAGES OR LOSS SUFFERED BY SERVICING AGENT OR EITHER LENDER AS A RESULT OF SUCH RELIANCE OTHER THAN SUCH LOSSES, COSTS, EXPENSES OR LIABILITIES BASED UPON OR ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE SERVICING AGENT OR SUCH LENDER.

         2.4 Crediting Payments. Prior to the occurrence of an Event of Default, Servicing Agent shall credit a wire transfer of funds, check or other item of payment paid by Borrower to Servicing Agent to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Servicing Agent of any wire transfer of funds, check, or other item of payment, whether directed to Borrower's deposit account with Servicing Agent or to the Obligations or otherwise, shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment in respect of the Obligations unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Servicing Agent after 2:00 p.m. Central time shall be deemed to have been received by Servicing Agent as of the opening of business on the immediately following Business Day. Whenever any payment to Servicing Agent under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

         2.5     Fees.  Borrower shall pay to Servicing Agent the following:

         (a) Facility Fee. On the fifteenth day of March, June, September, and December of each year after the date hereof through the Revolving Maturity Date, a fee equal to one-fifth of one percent (.20%) ("Fee") of the Committed Revolving Line minus the average daily balance of all outstanding Advances for the preceding fiscal quarter (i.e., Borrower's quarters ending in January, April, July, and October); provided the amount of such fee shall be decreased by One Thousand One Hundred Twenty-Five and No/100 Dollars ($1,125.00) for each fiscal quarter from the date hereof through the Revolving Maturity Date to properly reflect Borrower's current credit with SVB of Nine Thousand and No/100 Dollars ($9,000.00). Servicing Agent shall apportion the Fee between Lenders to account for SVB's prior receipt of the foregoing monies from Borrower to insure that each Lender receives its full 0.20% fee. If the Revolving Maturity Date is not the last day of a fiscal quarter of Borrower, Borrower's first and final payment under this Section 2.5(a) shall be prorated accordingly.

         (b) Financial Examination and Appraisal Fees. If the aggregate sum of Advances has exceeded Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00), or if an Event of Default has occurred, each Lender's customary fees and out-of-pocket expenses for Lenders' audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Servicing Agent or its agents or any Lender; provided, however, that the fees for the Lenders' audits of Borrower's Accounts prior to the occurrence of an Event of Default shall not exceed Two Thousand and No/100 Dollars ($2,000.00) per annum without the prior approval of Borrower. Provided further, if no Event of Default exists, all such audits conducted by Lenders at Borrower's expense shall be performed by one (1) audit team and shall not be conducted more often than once each year.

         (c) Lenders' Expenses. Upon demand from Servicing Agent, including, without limitation, upon the date hereof, all Lenders' Expenses incurred through the date hereof, including reasonable attorneys' fees and expenses (subject to the limitation set forth in Section 2.5(b) above), and, after the date hereof, all Lenders' Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

         2.6 Additional Costs. In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

         (a) subjects Servicing Agent or any Lender to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Servicing Agent or such Lender imposed by the United States of America or any political subdivision thereof);

         (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Servicing Agent or any Lender; or

         (c) imposes upon Servicing Agent or any Lender any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Servicing Agent or such Lender, reduce the income receivable by Servicing Agent or such Lender or impose any expense upon Servicing Agent or such Lender with respect to the Obligations, Servicing Agent or such Lender shall notify Borrower thereof. Borrower agrees to pay to Servicing Agent or such Lender the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Servicing Agent or such Lender of a statement of the amount and setting forth Servicing Agent's or such Lender's calculation thereof, all in reasonable detail, provided, however, that notwithstanding anything herein to the contrary, (a) Borrower shall not be the only borrower of such Lender that is singled out from a group of similarly situated borrowers of such Lender subject to this type of provision and requested to pay such amounts and (b) Borrower shall not be liable for any such costs incurred by such Lender prior to the date of the notice given hereunder.

         2.7 Term. Except as otherwise set forth herein, this Agreement shall become effective on the Closing Date and, subject to Section 14.6, shall continue in full force and effect for a term ending on the Revolving Maturity Date or, if Borrower elects to convert the Advances into a Term Loan pursuant to Section 2.1.4, the Term Loan Maturity Date. Notwithstanding the foregoing, pursuant to and subject to Section 9.1 below, Lenders shall have the right to terminate their obligation to make Credit Extensions under this Agreement immediately upon the occurrence and during the continuance of an Event of Default with notice thereof to Borrower' provided however, if the Event of Default is an Insolvency Default, then the obligation to make Credit Extensions shall automatically terminate without notice of any kind. Notwithstanding termination of this Agreement, Servicing Agent's lien on the Collateral shall remain in effect for so long as any Obligations are outstanding. Borrower shall have the right to terminate this Agreement without premium or penalty with notice to Servicing Agent if there are no outstanding Obligations owing to Servicing Agent or any Lender.

3.       CONDITIONS OF LOANS

         3.1 Conditions Precedent to Initial Credit Extension. The obligation of Lenders to make the initial Credit Extension is subject to the condition precedent that Lenders shall have received, in form and substance satisfactory to Lenders, the following:

         (a) this Agreement and the Revolving Notes, all duly executed by Borrower;

         (b) a certificate of the Secretary of Borrower with respect to certificate of incorporation, by-laws, incumbency and resolutions authorizing the execution and delivery of this Agreement and all other Loan Documents to be executed by Borrower;

         (c) UCC-1 financing statements covering the Collateral and in favor of Servicing Agent on behalf of and for the benefit of Lenders and UCC-3 termination statements or assignments in favor of Servicing Agent on behalf of and for the benefit of the Lenders from each Person that has a security interest in the Collateral or any part thereof;

         (d)     insurance certificate;

         (e) payment of the fees and Lenders' Expenses then due specified in Section 2.5 hereof;

         (f)     Certificate of Foreign Qualification (if applicable);

         (g)     the LIBOR Supplement; and

         (h) such other documents, and completion of such other matters, as Lenders may reasonably deem necessary or appropriate.

         3.2 Conditions Precedent to all Credit Extensions. The obligation of Lenders to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

         (a) timely receipt by Servicing Agent of the Payment/Advance Form or the LIBOR Rate Advance Form as provided in Section 2.1;

         (b) satisfaction of the terms and conditions contained in the LIBOR Supplement;

         (c) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form or the LIBOR Rate Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Credit Extension;

         (d) receipt by Servicing Agent of a Subordination of Lien from each and every Person who leases real property to Borrower and at which location Borrower maintains Inventory with a value of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) or greater (but in any event at Borrower's locations in Austin, Texas, King of Prussia, Pennsylvania, and San Jose, California), or evidence satisfactory to Servicing Agent in its sole and absolute discretion of the waiver of such landlord's liens from such Person or Persons, upon the outstanding principal amount of all Advances exceeding Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00); and

         (e) receipt by Servicing Agent upon (i) Servicing Agent's request and (ii) the approval of the holder of a Permitted Lien in such Foreign Accounts, if any, which approval shall be in such holder's sole discretion, of UCC-1 financing statements covering the Foreign Accounts and in favor of Servicing Agent on behalf of and for the benefit of Lenders; provided, that Lenders agree and acknowledge that Servicing Agent's Lien in any Foreign Accounts shall be junior and subordinate to any Permitted Lien therein and Servicing Agent agrees to execute such documentation as may be required, if any, to evidence such subordination. Upon the occurrence of (i) and (ii) above, such Foreign Accounts shall constitute part of the Collateral. Borrower agrees to cooperate and use commercially reasonable efforts to obtain the foregoing approval from such holder of a Permitted Lien.

         The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in Section 3.2(c).

4.       CREATION OF SECURITY INTEREST

         4.1 Grant of Security Interest. Borrower grants and pledges to Servicing Agent on behalf of and for the benefit of Lenders a continuing security interest in all presently existing and hereafter acquired or arising Collateral and all proceeds thereof, in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Notwithstanding termination of this Agreement, Servicing Agent's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

         4.2 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Servicing Agent, at the request of Servicing Agent or any Lender, all Negotiable Collateral, all financing statements and other documents that Servicing Agent or any Lender may reasonably request, in form satisfactory to Requisite Lenders, to perfect and continue perfected Servicing Agent's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

         4.3 Right to Inspect. Upon the occurrence and during the continuance of an Event of Default, any Lender (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

         4.4 Single Loan. All of the Obligations of Borrower to Servicing Agent or Lenders arising under or in connection with this Agreement, or any of the Loan Documents, shall constitute one general obligation of Borrower and shall be secured by all of the Collateral.

5.       REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants as follows:

         5.1 Due Organization and Qualification. Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except for states as to which failure to so qualify would not have a Material Adverse Effect.

         5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Certificate of Incorporation or By-laws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

         5.3 No Prior Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens. Except as disclosed in the Schedule, Borrower has not acquired any part of the Collateral from an assignor outside the ordinary course of such assignor's business.

         5.4 Bona Fide Eligible Accounts. The Eligible Accounts are bona fide existing obligations. The service or property giving rise to such Eligible Accounts has been performed or delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor whose accounts are included in any Borrowing Base Certificate as an Eligible Account.

         5.5 Merchantable Inventory. All Inventory is in all material respects of good and marketable quality, free from all material defects.

         5.6 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business and will not without at least thirty (30) days prior written notice to Servicing Agent do business under any name other than that specified on the signature page hereof or in the Schedule. The chief executive office of Borrower is located at the address indicated in
Section 10 hereof.

         5.7 Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending, or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could result in damages or costs to Borrower of One Million and No/100 Dollars ($1,000,000.00) or more or have a Material Adverse Effect.

         5.8 No Material Adverse Change in Financial Statements. All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Servicing Agent or any Lender fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Lenders or Servicing Agent on or about the Closing Date.

         5.9 Solvency. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

         5.10 Regulatory Compliance. Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act, the noncompliance with which would cause a Material Adverse Effect. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

         5.11 Environmental Condition. None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien, resulting in a Material Adverse Effect, arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the release, or other disposition of hazardous waste or hazardous substances into the environment.

         5.12 Taxes. Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed on a timely basis except where failure to do so would not reasonably be expected to result in a Material Adverse Effect, and has paid, or has made adequate provision for the payment of, all taxes reflected therein in accordance with GAAP.

         5.13 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

         5.14 Government Consents. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted, the failure of which to obtain would have a Material Adverse Effect on Borrower's financial condition, operations or business.

         5.15 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Servicing Agent or any Lender contains any untrue statement of a fact or omits to state a fact necessary in order to make the statements contained in such certificates or statements not misleading, except which would not result in a Material Adverse Effect.

6.       AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Lenders may have any Commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

         6.1 Good Standing. Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain in force, to the extent consistent with prudent management of Borrower's business, all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect. Notwithstanding the foregoing, (a) Borrower may dissolve a Subsidiary so long as the assets of the Subsidiary remain with Borrower or a wholly-owned Subsidiary of Borrower; and (b) any wholly-owned Subsidiary of Borrower may merge or consolidate with another wholly-owned Subsidiary of Borrower; and (c) any wholly-owned Subsidiary of Borrower may merge or consolidate with Borrower so long as Borrower is the surviving corporation.

         6.2 Government Compliance. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect.

         6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to Servicing Agent and the Lenders: (a) as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of Borrower, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form and certified by an officer of Borrower reasonably acceptable to Servicing Agent and Requisite Lenders; (b) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to

Servicing Agent and Requisite Lenders; (c) within five (5) days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (d) immediately upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could reasonably be expected to result in damages or costs to Borrower or any Subsidiary of One Million and No/100 Dollars ($1,000,000.00) or more; and (e) such budgets, sales projections, operating plans or other financial information as Servicing Agent or Requisite Lenders may reasonably request from time to time.

         If at any time the outstanding Credit Extensions are greater than Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00), then within twenty (20) days after the last day of each such month, Borrower shall deliver to Servicing Agent and Requisite Lenders a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable and accounts payable.

         Within forty-five (45) days after the last day of each of the first three fiscal quarters of Borrower, Borrower shall deliver to Servicing Agent and Requisite Lenders with the quarterly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

         The Requisite Lenders by and through their appointed examiner, shall have a right to audit Borrower's Accounts. Such audits shall be at Borrower's expense and may be conducted not more often than once every twelve months if Advances under the Committed Revolving Line have exceeded Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00). Provided further, such audits shall be at Borrower's expense and may be conducted at any time if an Event of Default has occurred and is continuing.

         6.4 Inventory; Returns. Borrower shall keep all Inventory in good and marketable condition, free from all material defects other than those which would not result in a Material Adverse Effect or for which adequate reserves have been provided for in accordance with GAAP. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower so long as in accordance with GAAP. Borrower shall promptly notify Servicing Agent of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than One Million and No/100 Dollars ($1,000,000.00).

         6.5 Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Servicing Agent, on demand if an Event of Default has occurred and is continuing, appropriate certificates attesting to the payment or deposit thereof (provided that Borrower shall confirm such payment in connection with any compliance certificates regularly submitted hereunder); and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request if an Event of Default has occurred and is continuing, furnish Servicing Agent with proof satisfactory to Servicing Agent and Lenders indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment does not result in a Material Adverse Effect or is (i) contested in good faith by appropriate proceedings and (ii) is reserved against (to the extent required by GAAP) by Borrower.

         6.6     Insurance.

         (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

         (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Servicing Agent and Requisite Lenders. All such policies of insurance shall contain a lenders loss payable endorsement, in a form satisfactory to Servicing Agent and Requisite Lenders, showing Servicing Agent as an additional loss payee thereof and all liability insurance policies shall specify that the insurer must give at least fifteen (15) days notice to Servicing Agent before canceling its
policy for any reason.   At Servicing Agent's request, Borrower shall deliver
to Servicing Agent certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Servicing Agent, be payable to Servicing Agent to be applied on account of the Obligations, unless the proceeds are payable for any damage or loss other than to Inventory.

         6.7 Quick Ratio. Borrower shall maintain, as of the last day of each fiscal quarter, a ratio of Quick Assets to Current Liabilities less deferred maintenance revenue of at least 1.50 to 1.0.

         6.8 Debt-Tangible Net Worth Ratio. Borrower shall maintain, as of the last day of each fiscal quarter, a ratio of Total Liabilities less deferred maintenance revenue to Tangible Net Worth plus Subordinated Debt of not more than 1.0 to 1.0.

         6.9 Tangible Net Worth. Borrower shall maintain, as of the last day of each fiscal quarter, a Tangible Net Worth of not less than Fifty-Six Million One Hundred Eighty-Eight Thousand and No/100 Dollars ($56,188,000.00), plus fifty percent (50%) of all year-to-date Net Income (without regard to net losses).

         6.10 Profitability. Borrower shall have a positive Net Income as of the last day of each fiscal quarter for the first four fiscal quarters after the date of this Agreement; provided, Borrower may have an aggregate loss of up to Four Million and No/100 Dollars ($4,000,000.00) during such four fiscal quarter period so long as Borrower does not have a loss for two consecutive quarters. For the fifth through eighth fiscal quarters after the date hereof, Borrower may have a quarterly loss so long as such loss does not exceed the following amounts for the corresponding quarter:

         Quarter Ending         Maximum Quarterly Loss
         --------------         ----------------------
         January 31, 1999          $  2,000,000.00
         April 30, 1999            $  1,500,000.00
         July 31, 1999             $    500,000.00
         October 31, 1999          $          1.00

         6.11    Debt-Service Coverage.  The covenant set forth in this Section
6.11 shall apply only if Borrower elects to convert the Advances into a Term Loan pursuant to Section 2.1.4. As of the last day of the first fiscal quarter immediately succeeding the Revolving Maturity Date and continuing on the last day of each succeeding fiscal quarter through the Term Loan Maturity Date, Borrower shall have a Debt Service Coverage Ratio of no less than 1.50 to 1.0; provided, and notwithstanding anything herein to the contrary, (i) for the first fiscal quarter after the Revolving Maturity Date, Debt Service Coverage shall be based on Borrower's Net Income plus the aggregate amount which was deducted for such period in respect of interest, depreciation and amortization, on an annualized basis for the preceding six month period, (ii) for the second fiscal quarter after the Revolving Maturity Date, Debt Service Coverage shall be based on Borrower's Net Income plus the aggregate amount which was deducted for such period in respect of interest, depreciation, and amortization, on an annualized basis for the preceding nine month period and (iii) for the third calendar quarter after the Revolving Maturity Date and each successive fiscal quarter through the Term Loan Maturity Date, Debt Service Coverage shall be based on Borrower's Net Income plus the aggregate amount which was deducted for such period in respect of interest, depreciation and amortization, on an annualized basis for the preceding twelve month period.

         6.12 Further Assurances. At any time and from time to time, Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Servicing Agent or Requisite Lenders to effect the purposes of this Agreement.

7.       NEGATIVE COVENANTS

         Borrower covenants and agrees that, so long as any Credit Extension hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Lenders may have any commitment to make any Credit Extensions, Borrower will not do any of the following:

         7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers:
(i) of inventory in the ordinary course of business, (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) that constitute payment of normal and usual operating expenses in the ordinary course of business; or (iv) of worn-out or obsolete Equipment; or (v) to RBC of Accounts with respect to which the account debtor does not have its principal place of business in the United States.

         7.2 Changes in Business, Ownership, Management, or Chief Executive Office. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto). Borrower will not, without at least thirty (30) days prior written notification to Servicing Agent, relocate its chief executive office or add or relocate any business location where Borrower maintains Inventory with a value equal to or greater than Two Million Five Hundred Thousand and No/100 Dollars (2,500,000.00)

         7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person if (i) an Event of Default has occurred and is continuing or would exist after giving effect to such action or (ii) in connection with such action and if such action is consummated prior to December 4, 1998, the total of Indebtedness incurred by Borrower and cash paid by Borrower in connection therewith totals more than Five Million and No/100 Dollars ($5,000,000.00) or (iii) in connection with such action and if such action is consummated prior to December 4, 1999, the total of Indebtedness incurred by Borrower and cash paid by Borrower in connection therewith totals more than an amount equal to ten percent (10%) of Borrower's then Tangible Net Worth as of the date of the consummation of such action.

         7.4 Indebtedness. Subject to Section 7.3, create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

         7.5 Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of the Collateral, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

         7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock of Borrower in excess of Six Million and No/100 Dollars ($6,000,000.00) in any fiscal year.

         7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

         7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction (exclusive of any employment arrangements with the officers of Borrower and exclusive of any of Borrower's benefit or compensation programs for officers and directors) with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

         7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except to the extent such payment is allowed under any Subordination Agreement entered into with Servicing Agent and Lenders of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt if such amendment would adversely affect the interests of Lenders.

         7.10 Inventory. Store the Inventory with a bailee, warehouseman, or similar party unless Servicing Agent has received a pledge of any warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Servicing Agent may approve in writing, Borrower shall keep the Inventory only at the locations set forth in the Schedule and such other locations of which Borrower gives Servicing Agent prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Servicing Agent's security interest.

         7.11 Compliance. Become an "investment company" or a company controlled by an "investment company", within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose; fail to meet the minimum funding requirements of ERISA; permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Servicing Agent's Lien on the Collateral; or permit any of its Subsidiaries to do any of the foregoing.

8.       EVENTS OF DEFAULT

         Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

         8.1 Payment Default. If Borrower fails to pay, within five (5) calendar days of when due, any of the Obligations.

         8.2     Covenant Default.

         (a) If Borrower fails to perform any obligation under Sections 6.3, 6.6, 6.7, 6.8, 6.9, 6.10 or 6.11 violates any of the covenants contained in Article 7 of this Agreement; provided however, Borrower shall have the following specific grace periods: (i) with respect to Form 10-Q reports to be provided under Section 6.3 above, five (5) days grace, (ii) with respect to Form 10-K reports to be provided under Section 6.3 above, fifteen (15) days grace, and (iii) with respect to proof of insurance or insurance policies required to be provided under Section 6.6 above, fifteen (15) days grace, or

         (b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower, Lenders and Servicing Agent related to this Agreement and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within thirty (30) days after the occurrence thereof (provided that no Credit Extensions will be required to be made during such cure period).

         8.3 Material Adverse Change. If there (i) occurs a Material Adverse Effect, or (ii) is a material impairment of the value or priority of Servicing Agent's security interest in the Collateral.

         8.4 Attachment. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within thirty (30) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period).

         8.5 Insolvency. If an Insolvency Proceeding is commenced by Borrower or if an Insolvency Proceeding is commenced against Borrower (in either case, an "Insolvency Default") and such Insolvency Proceeding commenced against Borrower is not dismissed or stayed within forty-five (45) days (provided that no Advances or Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding).

         8.6 Other Agreements. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Five Million and No/100 Dollars ($5,000,000.00) or that could have a Material Adverse Effect.

         8.7 Subordinated Debt. Borrower or any Subsidiary makes any payment in respect of Subordinated Debt, except as permitted by Section 7.9 above.

         8.8 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Eight Million and No/100 Dollars ($8,000,000.00) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment).

         8.9 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty, representation, statement or report set forth herein or made to Servicing Agent or any Lender by Borrower or any officer or director of Borrower pursuant to this Agreement.

9.       SERVICING AGENT'S AND LENDERS' RIGHTS AND REMEDIES

         9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Servicing Agent may, at its election, or shall, upon request of the Requisite Lenders, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

         (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section
8.5 all Obligations shall become immediately due and payable without any action by Servicing Agent or Lenders);

         (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between or among Borrower or Servicing Agent or any Lender;

         (c) With the continuation of an Event of Default for sixty (60) days or more, settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Servicing Agent, on behalf of the Requisite Lenders, reasonably considers advisable;

         (d) Without notice to or demand upon Borrower, make such payments and do such acts as Servicing Agent or Requisite Lenders consider necessary or reasonable to protect Servicing Agent's security interest in the Collateral. Borrower agrees to assemble the Collateral if Servicing Agent, on behalf of the Requisite Lenders so requires, and to make the Collateral available to Servicing Agent or Requisite Lenders as Servicing Agent or Requisite Lenders may designate. Borrower authorizes Servicing Agent, on behalf of each Lender, to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Requisite Lenders' determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's premises, Borrower hereby grants Servicing Agent, on behalf of and for the benefit of Lenders, a license to enter such premises and to occupy the same, without charge for up to one hundred twenty (120) days in order to exercise any of Lenders' rights or remedies provided herein, at law, in equity or otherwise, provided if Lenders cannot, after diligent attempts, enter and occupy such premises within the foregoing 120 day period, Lenders shall have such an additional reasonable period of time to do the same;

         (e) Without notice to Borrower, set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by any Lender or Servicing Agent, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by any Lender or Servicing Agent;

         (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Servicing Agent is hereby granted a non-exclusive, royalty-free license or other right, solely pursuant to the provisions of this
Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Servicing Agent's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Servicing Agent's benefit;

         (g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Servicing Agent determines is commercially reasonable, and apply the proceeds thereof to the Obligations in whatever manner or order it deems appropriate;

         (h) Servicing Agent or any Lender may credit bid and purchase at any public sale, or at any private sale as permitted by law; and

         (i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

         9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Servicing Agent on behalf of and for the benefit of Lenders (and any of Servicing Agent's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Servicing Agent's security interest in the Accounts;

(b) endorse Borrower's name on any checks or other forms of payment or security that may come into Servicing Agent's or Lenders' possession relating to the Collateral or any part thereof; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance relating to the Collateral or any part thereof; (e) settle and adjust disputes and claims respecting the Accounts directly with account debtors, for amounts and upon terms which Servicing Agent or Lenders determines to be reasonable; and (f) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; and provided Servicing Agent may exercise such power of attorney to sign the name of Borrower on any of the documents described in
Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Servicing Agent as Borrower's attorney in fact, and each and every one of Servicing Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Lenders' obligation to provide Credit Extensions hereunder is terminated.

         9.3 Accounts Collection. Upon the occurrence and during the continuance of an Event of Default, Servicing Agent may notify any Person owing funds to Borrower of Servicing Agent's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower on behalf of Servicing Agent, receive in trust all payments as Servicing Agent's and Lenders' trustee, and if requested or required by Servicing Agent, or Requisite Lenders, immediately deliver such payments to Servicing Agent in their original form as received from the account debtor, with proper endorsements for deposit.

         9.4 Lenders' Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Servicing Agent or the Requisite Lenders may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Committed Revolving Line as Servicing Agent or the Requisite Lenders deems necessary to protect Lenders from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as the Requisite Lenders deem prudent. Any amounts so paid or deposited by Servicing Agent or the Requisite Lenders shall constitute Lenders' Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by any Lender or Servicing Agent shall not constitute an agreement by such Lender or Servicing Agent to make similar payments in the future or a waiver by such Lender or Servicing Agent of any Event of Default under this Agreement.

         9.5 Lenders' Liability for Collateral. So long as Lenders comply with reasonable banking practices, neither Lender shall in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause;
(c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever other than such losses, costs, expenses or liabilities based upon or arising out of the gross negligence or willful misconduct of the Servicing Agent or such Lender. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

         9.6 Remedies Cumulative. Lenders' rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Lenders shall have all other rights and remedies, not expressly set forth herein, and as provided under the Code, by law, or in equity. No exercise by Lenders of one right or remedy shall be deemed an election, and no waiver by Lenders of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Lenders shall constitute a waiver, election, or acquiescence by it. No waiver by Lenders shall be effective unless made in a written document signed on behalf of Lenders and Servicing Agent and then shall be effective only in the specific instance and for the specific purpose for which it was given.

         9.7 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, notice of intent to accelerate, notice of acceleration, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lenders or Servicing Agent on which Borrower may in any way be liable.

10.      NOTICES

         Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by facsimile to Borrower or Lenders or Servicing Agent, as the case may be, at its addresses set forth below:

         If to Borrower:          VTEL Corporation
                                  108 Wild Basin Road
                                  Austin, Texas  78746
                                  Attn: Dianne Johnson,
                                        Assistant Treasurer
                                  Fax:  512/314-2862

         If to Servicing Agent:   Silicon Valley Bank
                                  9442 Capital of Texas Highway North,
                                  Suite 130
                                  Austin, Texas 78759
                                  Attn: Mr. J. Doug Mangum,
                                        Senior Vice President
                                  Fax:  512/343-4344

         If to SVB:               Silicon Valley Bank
                                  9442 Capital of Texas Highway North,
                                  Suite 130
                                  Austin, Texas 78759
                                  Attn: Mr. J. Doug Mangum,
                                        Senior Vice President
                                  Fax: 512/343-4344

         If to TCB:               Texas Commerce Bank National Association
                                  700 Lavaca
                                  Austin, Texas  78701
                                  Attn: Mr. Ralph T. Beasley,
                                        Vice President
                                  Fax:  512/479-2211

         The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. NOTICES TO ONE LENDER SHALL NOT BE DEEMED NOTICE TO ANY OTHER LENDER.

         11.     CHOICE OF LAW AND VENUE

         THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW AS IF PERFORMED ENTIRELY WITHIN THE STATE OF TEXAS BY TEXAS RESIDENTS. EACH OF BORROWER, SERVICING AGENT AND LENDERS HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF TRAVIS, STATE OF TEXAS.

12.      Participation

         12.1 Participation Interest. Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of Borrower ("Participant") participating interests in any Credit Extensions, the Commitment of such Lender and the other interests of such Lender ("Original Lender") hereunder and under the other Loan Documents; provided, however, that
(i) the Original Lender's obligations under this Agreement shall remain unchanged, (ii) the Original Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower shall continue to deal solely and directly with the Original Lender in connection with the Original Lender's rights and obligations under the Agreement and the other Loan Documents, and
(iv) no Lender shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document.

         12.2 No Obligation. Neither Lender shall have any obligation, implied or express, to assign, delegate, sell, offer to sell, purchase, offer to purchase or otherwise transfer in any way to any other party hereunder or any third party any participating interest hereunder or any or all of the Advances, the Commitments or the other rights and obligations of such Lender hereunder.

13.      THE SERVICING AGENT

         13.1    Appointment, Powers and Immunities.

                 13.1.1 Each Lender hereby appoints SVB as Servicing Agent hereunder and under the other Loan Documents and each Lender hereby irrevocably authorizes Servicing Agent to act hereunder and thereunder as Servicing Agent of such Lender. Servicing Agent agrees to act as such upon the express conditions contained in this Section 13. In performing its functions and duties under this Agreement and under the other Loan Documents, Servicing Agent shall act solely as Servicing Agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower.

                 13.1.2 Each Lender irrevocably authorizes Servicing Agent to take such actions on such Lender's behalf and to exercise such powers hereunder as are specifically delegated to Servicing Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Servicing Agent shall have only those duties which are specified in this Agreement and it may perform such duties by or through its agents, representatives or employees. In performing its duties hereunder on behalf of Lenders, Servicing Agent shall exercise the same care which it would exercise in dealing with loans made for its own account, but it shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of all or any of the Loan Documents, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents furnished or delivered in connection herewith or therewith by Servicing Agent to any Lender or by or on behalf of Borrower to Servicing Agent or any Lender, or be required to ascertain or inquire as to the performance or observances of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Advances of amounts drawn under the Letters of Credit. Servicing Agent shall not be responsible for insuring the Collateral or for the payment of any taxes, assessments, charges or any other charges or liens of any nature whatsoever upon the Collateral or otherwise for the maintenance of the Collateral, except in the event Servicing Agent enters into possession of a part or all of the Collateral, in which event Servicing Agent shall preserve the part in its possession. Unless the officers of Servicing Agent acting in their capacity as officers of Servicing Agent on Borrower's account have actual knowledge thereof or have been notified in writing thereof by Lenders, Servicing Agent shall not be required to ascertain or inquire as to the existence or possible existence of any Event of Default. Neither Servicing Agent nor any of its officers, directors, employees, representatives or agents shall be liable to Lenders for any action taken or omitted hereunder or under any of the other Loan Documents or in connection herewith or therewith unless caused by its or their gross negligence or willful misconduct. No provision of this Agreement or of any other Loan Document shall be deemed to impose any duty or obligation on Servicing Agent to perform any act or to exercise any power in any jurisdiction in which it shall be illegal, or shall be deemed to impose any duty or obligation on Servicing Agent to perform any act or exercise any right or power if such performance or exercise
(i) would subject Servicing Agent to a tax in a jurisdiction where it is not then subject to a tax or (ii) would require Servicing Agent to qualify to do business in any jurisdiction where it presently is not so qualified. Without prejudice to the generality of the foregoing, no Lender shall have any right of action whatsoever against Servicing Agent as a result of Servicing Agent acting or (where so instructed) refraining from acting under this Agreement or under any of the other Loan Documents in accordance with the instructions of Lenders. Servicing Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement unless and until it has obtained written instructions of Requisite Lenders. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon Servicing Agent in its individual capacity.

         13.2 Representations and Warranties: No Responsibility for Inspection. Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower in connection with the making of the Advances and issuance of the Letters of Credit hereunder and has made and shall continue to make its own appraisal of the creditworthiness of Borrower. Servicing Agent shall have no duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information (other than information obtained under the provisions of this Agreement which Servicing Agent shall make available to each Lender upon request by such Lender) with respect thereto whether coming into its possession before the date hereof or any times or times thereafter and shall further have no responsibility with respect to the accuracy of or the completeness of the information provided to Lenders. With respect to its participation in the Advances and the Letters of Credit hereunder, Servicing Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same rights and powers as though it were not performing the duties and functions delegated to it hereunder and the term "Lender" or "Lenders" or any similar term shall unless the context clearly indicates otherwise include Servicing Agent in its individual capacity. Servicing Agent and each of its affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower as if it were not Servicing Agent.

         13.3    Reliance by Servicing Agent.

                 13.3.1 Servicing Agent may consult, and any opinion or legal advice of such counsel who are not employees of Servicing Agent or Borrower or any Affiliate of Borrower shall be full and complete authorization and protection in respect of any action taken or suffered by Servicing Agent hereunder or under any other Loan Documents in accordance therewith. Servicing Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction.

                 13.3.2 Servicing Agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Servicing Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Servicing Agent and conforming to the requirements of this Agreement or any of the other Loan Documents.

                 13.3.3 Servicing Agent shall not be under any obligation to exercise any of the rights or powers granted to Servicing Agent by this Agreement and the other Loan Documents at the request or direction of Lenders unless Servicing Agent shall have been provided by Lenders adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

         13.4    Delegation of Duties.     Servicing Agent may execute any of
the powers hereof and perform any duty hereunder either directly or by or through its agents or attorneys-in-fact. Servicing Agent shall be entitled to advice of counsel concerning all matters pertaining to such powers and duties. Servicing Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct on the part of Servicing Agent.

         13.5 Right to Indemnity. EACH OF LENDERS SEVERALLY, BUT NOT JOINTLY, AGREES (A) TO INDEMNIFY AND HOLD SERVICING AGENT (AND ANY PERSON ACTING ON BEHALF OF SERVICING AGENT) HARMLESS FROM AND AGAINST AND (B) PROMPTLY ON RECEIPT BY EACH LENDER OF SERVICING AGENT'S STATEMENT, TO REIMBURSE SERVICING AGENT, ACCORDING TO SUCH LENDER'S PRO RATA SHARE OF THE AGGREGATE COMMITMENTS, TO THE EXTENT SERVICING AGENT SHALL NOT OTHERWISE HAVE BEEN REIMBURSED BY BORROWER ON ACCOUNT OF AND FOR, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, THE FEES AND DISBURSEMENTS OF COUNSEL AND OTHER ADVISORS) OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WITH RESPECT TO SERVICING AGENT'S PERFORMANCE OF ITS DUTIES UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT TO SERVICING AGENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING SOLELY FROM SERVICING AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. SUCH REIMBURSEMENT SHALL NOT IN ANY RESPECT RELEASE BORROWER FROM ANY LIABILITY OR OBLIGATION. IN ANY INDEMNITY FURNISHED TO SERVICING AGENT FOR ANY PURPOSE SHALL, IN THE OPINION OF SERVICING AGENT, BE INSUFFICIENT OR BECOME IMPAIRED, SERVICING AGENT MAY CALL FOR ADDITIONAL INDEMNITY AND CEASE, OR NOT COMMENCE, TO DO THE ACTS INDEMNIFIED AGAINST UNTIL SUCH ADDITIONAL INDEMNITY IS FURNISHED.

         13.6 Resignation and Appointment of Successor Servicing Agent. Servicing Agent may resign at any time by giving thirty (30) days prior written notice thereof to Lenders and Borrower: provided, however, that the retiring Servicing Agent shall continue to serve until a successor Servicing Agent shall have been selected and approved pursuant to this Section 13.6. Upon any such notice, Servicing Agent shall have the right to appoint a successor Servicing Agent; provided, however, that if such successor shall not be a signatory to this Agreement, such appointment shall be subject to the consent of Requisite Lenders. At any time other than during the existence of an Event of Default, in each case, such appointment shall be subject to the prior consent of Borrower. Upon the acceptance of any appointment as an Servicing Agent hereunder by a successor Servicing Agent, such successor Servicing Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Servicing Agent, and the retiring Servicing Agent shall be discharged from its duties and obligations under this Agreement.
After any retiring Servicing Agent's resignation hereunder as Servicing Agent, the provisions of this Section 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Servicing Agent under this Agreement.

         13.7 Conflicts. SVB and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, act as merchant banker in any transaction for, and generally engage in any kind of business with, Borrower and any person who may do business with or own securities of Borrower, all as if SVB were not Servicing Agent and without any duty to account therefor to Lenders or to disclose to Lenders confidential information which SVB may receive from Borrower in connection with such other activity or business.

         13.8 No Obligations of Borrower. Nothing contained in this Section 13 shall be deemed to impose upon Borrower any obligation in respect of the due and punctual performance by Servicing Agent of its obligations to Lenders under any provision of this Agreement, and Borrower shall have no liability to Servicing Agent or any Lender in respect of any failure by Servicing Agent or any Lender to perform any of their respective obligations to each other under this Agreement. Without limiting the generality of the foregoing sentence, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower to Servicing Agent for the account of Lenders, Borrower's obligations to Lenders in respect of such payments shall be deemed to be satisfied upon the making of such payments to Servicing Agent in the manner provided by this Agreement.

         13.9 Amendments in Writing; Integration. This Agreement cannot be amended or terminated nor may any provision be waived except by a writing signed by the Requisite Lenders, Servicing Agent and Borrower. Any such waiver shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, no waiver, amendment or consent shall, unless in writing and signed by all Lenders, Servicing Agent and Borrower, do any of the following:

                 13.9.1 increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to this Agreement) or subject any Lender to any additional obligations;

                 13.9.2 postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any Loan Document;

                 13.9.3 reduce the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document;

                 13.9.4 change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances which shall be required for the Lenders or any of them to take any action hereunder;

                 13.9.5 amend the definition of Borrowing Base or Eligible Accounts;

                 13.9.6 amend this Section 13.9 or any other provision herein requiring the consent or other action of all Lenders; or

                 13.9.7 discharge any Guarantor of the Obligations, or release all or substantially all of any Collateral for the Obligations except as otherwise may be provided in the Loan Documents or except where the consent of the Requisite Lenders only is specifically provided for;

and, provided, further, that no amendment, waiver or consent shall, unless in writing and signed by Servicing Agent in addition to the Requisite Lenders, as the case may be, affect the rights or duties of Servicing Agent under this Agreement or any other Loan Document.

         As between Borrower, on the one hand, the Lenders and Servicing Agent on the other hand, all prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

14.      GENERAL PROVISIONS

         14.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without each Lender's prior written consent, which consent may be granted or withheld in Lender's sole discretion.

         14.2 INDEMNIFICATION. BORROWER SHALL, INDEMNIFY, DEFEND, PROTECT AND HOLD HARMLESS SERVICING AGENT AND EACH LENDER AND EACH'S RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS AGAINST: (A) ALL OBLIGATIONS, DEMANDS, CLAIMS, AND LIABILITIES CLAIMED OR ASSERTED BY ANY OTHER PARTY IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS; AND (B) ALL LOSSES OR LENDER'S EXPENSES INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES AND EXPENSES, IN ANY WAY SUFFERED, INCURRED, OR PAID BY SERVICING AGENT OR LENDER AS A RESULT OF OR IN ANY WAY ARISING OUT OF, FOLLOWING, OR CONSEQUENTIAL TO TRANSACTIONS BY AND AMONG LENDERS, SERVICING AGENT AND BORROWER WHETHER UNDER THE LOAN DOCUMENTS, OR OTHERWISE INCLUDING LENDER'S OR SERVICING AGENT'S NEGLIGENCE BUT EXCLUDING LOSSES CAUSED BY SERVICING AGENT OR LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         14.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

         14.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose
of determining the legal enforceability of any specific provision.   If any
term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated and this Agreement shall be construed as if such invalid, void or unenforceable provision had never been contained herein.

         14.5 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

         14.6 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Lenders and Servicing Agent with respect to the expenses, damages, losses, costs and liabilities described in Section 14.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lenders or Servicing Agent have run.

         14.7 Confidentiality. In handling any confidential information of Borrower, Servicing Agent and each Lender shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement, except that disclosure of such information may be made (i) to the Subsidiaries or Affiliates of Servicing Agent and each Lender in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulation, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Servicing Agent or Lender, and (v) as Servicing Agent or Lender may deem appropriate in connection with the exercise of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Servicing Agent or Lender when disclosed to Servicing Agent or Lender, provided Servicing Agent or Lender does not have actual knowledge that such third party is prohibited from disclosing such information, or becomes part of the public domain after disclosure to Servicing Agent or Lender through no fault of Servicing Agent or Lender; or (b) is disclosed to Servicing Agent or Lender by a third party, provided Servicing Agent or Lender does not have actual knowledge that such third party is prohibited from disclosing such information.

         14.8 WAIVER OF JURY TRIAL. SERVICING AGENT, LENDERS AND BORROWER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

         14.9 NOTICE OF FINAL AGREEMENT. THIS AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                     VTEL CORPORATION

                                     By:
                                        ----------------------------------------
                                        Rodney S. Bond, Chief Financial Officer

                                     SILICON VALLEY BANK,
                                     AS SERVICING AGENT AND AS A LENDER

                                     By:
                                        ----------------------------------------
                                        J. Douglas Mangum, Senior Vice President


                                     TEXAS COMMERCE BANK NATIONAL ASSOCIATION

                                     By:
                                        ----------------------------------------
                                        Ralph T. Beasley, Vice President

                  SCHEDULE TO VTEL LOAN AND SECURITY AGREEMENT


                           COMMITTED REVOLVING LINE:

       Lender                 Commitment       Commitment Percentage
----------------------     ---------------     ---------------------
Silicon Valley Bank        $ 12,500,000.00              50%

Texas Commerce Bank        $ 12,500,000.00              50%
  National Association

                                   TERM LOAN:

       Lender                 Commitment       Commitment Percentage
----------------------     ---------------     ---------------------
Silicon Valley Bank        $ 12,500,000.00              50%

Texas Commerce Bank        $ 12,500,000.00              50%
  National Association

                                   EXHIBIT A


         The Collateral shall consist of all right, title and interest of Borrower in and to the following:

         (a) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

         (b) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing; and

         (c) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

         Notwithstanding the foregoing, the Collateral shall not be deemed to include any accounts with respect to which the account debtor does not have its principal place of business in the United States.

                                  EXHIBIT B

                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM
             DEADLINE FOR SAME DAY PROCESSING IS 1:00 P.M., C.S.T.


TO:   CENTRAL CLIENT SERVICE DIVISION                      DATE:
                                                                ----------------

FAX#:   (408)                                              TIME:
             ----------------                                   ----------------

                        FROM:      VTEL Corporation
                              ------------------------
                                   BORROWER'S NAME

                        FROM:
                              ------------------------
                              AUTHORIZED SIGNER'S NAME

                              ------------------------
                                AUTHORIZED SIGNATURE

PHONE:
      ------------------------

FROM ACCOUNT #                             TO ACCOUNT #
              ------------------------                 ------------------------


 REQUESTED TRANSACTION TYPE               REQUEST DOLLAR AMOUNT
 --------------------------               ---------------------
 PRINCIPAL INCREASE (ADVANCE)                   $
                                                 --------
 PRINCIPAL PAYMENT (ONLY)                       $
                                                 --------
 INTEREST PAYMENT (ONLY)                        $
                                                 --------
 PRINCIPAL AND INTEREST (PAYMENT)               $
                                                 --------
         OTHER INSTRUCTIONS:
                            -------------

         All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Advance Request; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

                                BANK USE ONLY:

                              TELEPHONE REQUEST:

        The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.


                             --------------------
                             Authorized Requester

                                                 Authorized Signature (Bank)
                                                 Phone #
                                                        --------------------

                                  EXHIBIT C
                          BORROWING BASE CERTIFICATE

Borrower:  VTEL Corporation                Lenders:   Silicon Valley Bank
                                                      Texas Commerce Bank
                                                         National Association

                   Commitment Amount:        $25,000,000.00

                             ACCOUNTS RECEIVABLE

 .  Accounts Receivable Book Value as of                     $
                                        -------------        -------------------
 .  Additions (please explain on reverse)                    $
                                                             -------------------
 .  TOTAL ACCOUNTS RECEIVABLE                                $
                                                             -------------------

             ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)

 .  Amounts over 90 days due                                 $
                                                             -------------------
 .  Balance of 50% over 90 day accounts                      $
                                                             -------------------
 .  Concentration Limits                                     $
                                                             -------------------
 .  Foreign Accounts other than Eligible Foreign Accounts    $
                                                             -------------------
 .  Governmental Accounts                                    $
                                                             -------------------
 .  Offset or Disputed Accounts                              $
                                                             -------------------
 .  Consignment/Contra Accounts                              $
                                                             -------------------
 .  Intercompany/Employee Accounts                           $
                                                             -------------------
 .  Other (please explain on reverse)                        $
                                                             -------------------
 .  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                     $
                                                             -------------------
 .  Eligible Accounts (#3 minus #13)                         $
                                                             -------------------
 .  LOAN VALUE OF ACCOUNTS (80% of #14)                      $
                                                             -------------------
                          BALANCES

 .  Maximum Loan Amount                                      $      25,000,000.00
                                                             -------------------
 .  Total Funds Available (Lesser of #16 or #15)             $
                                                             -------------------
 .  Aggregate outstanding Advances                           $
                                                             -------------------
 .  Present balance owing on Letter of Credit not to
   exceed $10,000,000.00                                    $
                                                             -------------------
 .  Foreign Exchange Reserve not to exceed $10,000,000.00    $
                                                             -------------------
 .  RESERVE POSITION (#17 minus (#18 plus #19 plus #20))
                                                             -------------------

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

                                  COMMENTS:

                                                        BANK USE ONLY
                                                RECEIVED BY:
                                                            --------------------
                                                DATE:
                                                     ---------------------------
                                                REVIEWED BY:
                                                            --------------------
                                                COMPLIANCE STATUS:  YES / NO


                                   By:
                                      -----------------
                                      Authorized Signer

                                  EXHIBIT D
                            COMPLIANCE CERTIFICATE

TO:      SILICON VALLEY BANK
         TEXAS COMMERCE BANK NATIONAL ASSOCIATION

FROM:    VTEL CORPORATION

         The undersigned authorized officer of VTEL Corporation hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement by and among Lenders, Servicing Agent and Borrower (the "Agreement"), (i) Borrower is in complete compliance for the period ending ___________________ with all required covenants except as noted below; and
(ii)Borrower has made and has caused each Subsidiary to make due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required by law; and (iii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that no borrowings may be requested by the Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

     REPORTING COVENANT                    REQUIRED                  COMPLIES
-------------------------------       --------------------------     --------
*Quarterly financial statements       Quarterly within 45 days       Yes   No
 Annual (CPA Audited)                 FYE within 90 days             Yes   No
10Q nad 10K                           Within 5 days after filing
                                         with the SEC                Yes   No
*A/R & A/P Agings                     Monthly within 20 days         Yes   No


      FINANCIAL COVENANT                 REQUIRED            ACTUAL           COMPLIES
--------------------------------     ---------------    -----------------     ---------
                        Maintain on a Quarterly Basis:

   Minimum Quick Ratio                  1.50:1.0         _____:1.0            Yes    No
   Minimum Debt Service                 1.50:1.0         _____:1.0            Yes    No
   Minimum Tangible Net Worth        $ 56,188,000.00    $_____________        Yes    No
                                                          plus 50% of
                                                        Annual Net Income
   Maximum Debt/Tangible
        Net Worth                       1.0:1.0          _____:1.0            Yes    No
   **Profitability                   $______________    $_____________        Yes    No
***Minimum Debt Service Coverage        1.50:1.0         _____:1.0


* Not required if amount outstanding under Committed Revolving Line is equal to or less than $7,500,000.00.
** See Section 6.10 of Loan and Security Agreement for quarterly loss allowances.
*** Only applicable if Advances under Committed Revolving Line converted to
    Term Loan.


                                                        BANK USE ONLY
                                                RECEIVED BY:
                                                            --------------------
                                                DATE:
                                                     ---------------------------
                                                REVIEWED BY:
                                                            --------------------
                                                COMPLIANCE STATUS:  YES / NO

                        COMMENTS REGARDING EXCEPTIONS:

                                      Sincerely,

                                                            Date:
                                     ----------------------      --------------
                                     SIGNATURE

                                     ----------------------
                                     TITLE

                                   EXHIBIT E

                             FORM OF REVOLVING NOTE

                       $12,500,000  December _____, 1997

         FOR VALUE RECEIVED, the undersigned, VTEL Corporation, a Delaware corporation ("Borrower"), promises to pay to the order of [Name of Lender] ("Bank"), at the offices of Silicon Valley Bank, as Servicing Agent (together with any successor as provided in the Loan Agreement (defined below) the "Servicing Agent") at _____________________, in lawful money of the United States of America, the aggregate unpaid principal amount of all advances ("Advances") made by Bank to Borrower under the terms of this Note, up to a maximum principal amount of Twelve Million Five-Hundred Thousand and No/100 Dollars ($12,500,000.00). Borrower shall pay interest on the aggregate unpaid principal amount of such Advances, and payments of principal on the Committed Revolving Line, at the rates, in the amounts and in accordance with the terms of the Loan and Security Agreement and the LIBOR Supplement to Agreement, each of the foregoing by and among Borrower, Bank, [name of Lender] and Servicing Agent and of even date herewith, as amended from time to time (the "Loan Agreement" and the "LIBOR Supplement" respectively). The entire principal amount and all accrued and unpaid interest shall be due and payable on the Revolving Maturity Date. Capitalized terms used but not defined herein shall have the meaning given such term in the Loan Agreement.

         Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Servicing Agent or Bank from or on behalf of Borrower, and Borrower irrevocably agrees that Servicing Agent and Bank shall have the continuing exclusive right to apply any such and all such payments against the then due and owing obligations of Borrower as Servicing Agent or Bank may deem advisable in accordance with the terms of the Loan Agreement. In the absence of a specific determination by Servicing Agent or Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments; and (c) then due and payable principal payments and optional prepayments.

         Servicing Agent is hereby authorized by Borrower to endorse on Servicing Agent's books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of such Advance received by Servicing Agent; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrower with respect to Advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

         Borrower promises to pay Servicing Agent all reasonable out-of-pocket costs and expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection on in any suit or action to collect this Note or in any appeal thereof. Borrower and each surety, guarantor, endorser and other party liable for payment of any sums of money payable on this Note jointly and severally waives presentment, demand for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, as well as any applicable statute of limitations. No delay by Servicing Agent in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

         This Note is issued pursuant to the Loan Agreement, which, together with the LIBOR Supplement, shall govern the rights and obligations of Borrower with respect to all obligations hereunder.

         Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Maximum Lawful Amount. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with the transaction evidenced by the Loan Agreement, the provisions of this paragraph shall govern and prevail, and neither Borrower nor the sureties, guarantors, successors or assigns of Borrower shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Lawful Amount shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Borrower.

         THIS NOTE SHALL BE DEEMED TO BE MADE UNDER, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY, THE LAWS OF THE STATE OF TEXAS, EXCLUDING ITS CONFLICTS OF LAWS PRINCIPLES.


                                         VTEL CORPORATION


                                         By:
                                            -------------------------
                                         Name:
                                              -----------------------
                                         Title:
                                               ----------------------

                                   EXHIBIT F

                               FORM OF TERM NOTE

                      $12,500,000    December ___, 1997


         FOR VALUE RECEIVED, the undersigned, VTEL Corporation, a Delaware corporation ("Borrower"), promises to pay to the order of [Name of Lender] ("Bank"), at the offices of Silicon Valley Bank, as Servicing Agent (together with any successor as provided in the Loan Agreement (defined below) the "Servicing Agent") at ___________________, in lawful money of the United States of America, [the aggregate unpaid principal amount of the Term Loan made by Bank to Borrower up to a maximum principal amount of Twelve Million Five Hundred Thousand and No/100 Dollars ($12,500,000.00)]. Borrower shall pay interest on the aggregate unpaid principal amount of the Term Loan, and payments of principal on the Term Loan, at the rates, in the amounts and in accordance with the terms of the Loan and Security Agreement by and among Borrower, Bank, [Name of Lender] and Servicing Agent of even date herewith, as amended from time to time ("Loan Agreement"). The entire principal amount and all accrued and unpaid interest shall be due and payable on the Term Loan Maturity Date. Capitalized terms used but not defined herein shall have the meaning given such term in the Loan Agreement.

         Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Servicing Agent or Bank from or on behalf of Borrower, and Borrower irrevocably agrees that Servicing Agent and Bank shall have the continuing exclusive right to apply any such and all such payments against the then due and owing obligations of Borrower as Servicing agent or Bank may deem advisable in accordance with the terms of the Loan Agreement. In the absence of a specific determination by Servicing Agent or Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments; and (c) then due and payable principal payments and optional prepayments.

         Borrower promises to pay Servicing Agent all reasonable out-of-pocket costs and expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection on in any suit or action to collect this Note or in any appeal thereof. Borrower and each surety, guarantor, endorser and other party liable for payment of any sums of money payable on this Note jointly and severally waives presentment, demand for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, as well as any applicable statute of limitations. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

         This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.

         Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Maximum Lawful Amount. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with the transaction evidenced by the Loan Agreement, the provisions of this paragraph shall govern and prevail, and neither Borrower nor the sureties, guarantors, successors or assigns of Borrower shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Lawful Amount shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Borrower.

         This Note shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of the State of Texas, excluding its conflicts of laws principles.

                                         VTEL CORPORATION


                                         By:
                                            -------------------------
                                         Name:
                                              -----------------------
                                         Title:
                                               ----------------------